Exhibit 34.2

Report of Independent Registered Public Accounting Firm

The Board of Directors :

Beneficial California Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kentucky Inc., Beneficial Loan & Thrift Co., Beneficial Maine Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Montana Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Colorado, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Idaho, Beneficial Mortgage Co. of Kansas, Inc., Beneficial Mortgage Co. of Maryland, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of New Hampshire, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Rhode Island, Beneficial Mortgage Co. of South Carolina, Beneficial Mortgage Co. of Utah, Beneficial Mortgage Co. of Virginia, Beneficial Mortgage Corporation, Beneficial Nebraska Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation:

We have examined management’s assessment, included in the accompanying “Report on Compliance With Applicable Servicing Criteria Pursuant To Item 1122 of Regulation AB Under the Securities Exchange Act of 1934” (Exhibit 33.2) that Beneficial California Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kentucky Inc., Beneficial Loan & Thrift Co., Beneficial Maine Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Montana Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Colorado, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Idaho, Beneficial Mortgage Co. of Kansas, Inc., Beneficial Mortgage Co. of Maryland, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of New Hampshire, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Rhode Island, Beneficial Mortgage Co. of South Carolina, Beneficial Mortgage Co. of Utah, Beneficial Mortgage Co. of Virginia, Beneficial Mortgage Corporation, Beneficial Nebraska Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation (the “Companies”) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB (Servicing Criteria) applicable to the servicing of asset backed securitization transactions backed by home equity loan receivables, as described in Schedule I of Exhibit 33.2 (the Applicable Servicing Criteria ), as of and for the period from July 12, 2006 (date of issuance of the initial asset-backed securitization transaction covered by this report) through December 31, 2006. Exhibit 33.2 identifies the individual asset-backed securitization transactions (the Covered Transactions) defined by management as part of their assessment. Management is responsible for the Companies’ compliance with the Applicable Servicing Criteria. Our responsibility is to express an opinion on management’s assessment about the Companies’ compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Companies’ compliance with the Applicable Servicing Criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Covered Transactions, testing of less than all of the servicing activities related to the Covered Transactions, and determining whether the Companies processed those selected transactions and performed those selected activities in compliance with the Applicable Servicing Criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Companies during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Companies during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Companies’ compliance with the servicing criteria.

In our opinion, management’s assessment that the Companies complied with the Applicable Servicing Criteria as of and for the period July 12, 2006 through December 31, 2006 is fairly stated, in all material respects.

/s/ KPMG LLP

Chicago, Illinois

March 5, 2007